Exhibit 10.2

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

The undersigned (the “Investor” or the “Subscriber”), as further described on the signature pages hereof, desires to subscribe for and purchase from Radius Global Infrastructure, Inc., a Delaware corporation (the “Company”), and the Company desires to sell to the Investor, that number of the Company’s shares (the “Shares”) of Class A common stock, par value $0.0001 per share ( “Class A Common Stock”) set forth on the signature pages hereof for the Investor for a purchase price of $13.95 per share (the “Per Share Price”), on the terms and subject to the conditions contained herein (the “Transaction”). In connection therewith, the Investor and the Company agree as follows:

1.Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby irrevocably agrees to sell to the Investor, the amount of Shares set forth on the signature pages hereof of the Investor, for the Per Share Price and on the other terms and subject to the conditions provided for herein. The terms “Investor” and “Subscriber” shall mean each such signatory so identified on the signature pages hereof. Contemporaneously with the execution of this Subscription Agreement, certain other institutional accredited investors (the “Other Subscribers” and together with the Subscriber, the “Subscribers”) are entering into separate subscription agreements with the Company substantially similar to this Subscription Agreement (“Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”), pursuant to which the Subscribers have agreed, severally and not jointly, to purchase on the Closing Date an aggregate amount of up to 14,336,918 shares of Class A Common Stock at the Per Share Price.

2.Use of Proceeds. The Company agrees that it shall use the aggregate proceeds from the sale of Shares hereunder as a source of funds for working capital and general corporate purposes, including without limitation potential acquisitions or similar transactions, but not for (i) the repayment of any outstanding indebtedness of the Company or any of its subsidiaries or (ii) the redemption or repurchase of any of its or its subsidiaries’ equity securities.

3.Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the satisfaction of any conditions contained herein, and shall take place on the third business day following the execution of this Subscription Agreement, or on such other date and/or time as is mutually agreed to by the Company and the Investor in writing (the “Closing Date”). The Investor shall deliver to the Company at least one business day prior to the Closing Date (or such shorter period of time as agreed to by the Company) the Aggregate Subscription Amount set forth on the signature pages hereof by wire transfer of United States dollars in immediately available funds to the account specified by the Company in writing at least two business days prior to the Closing Date (or such shorter period of time as agreed to by the Investor). Following payment of the Aggregate Subscription Amount and by no later than the Closing Date, the Company shall deliver or cause to be delivered the Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions) as set forth on the signature pages hereof. The Shares shall be delivered in book entry form through Computershare Trust Company, N.A., the transfer agent and registrar for the Class A Common Stock (the “Transfer Agent”), and the Company shall promptly deliver reasonable evidence to the Investor thereof. The Investor shall have the right to request the Transfer Agent to issue the Shares in the name of the Investor (or its nominee in accordance with its delivery instructions) in certificated form following the Closing.

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4.	Closing Conditions.

(a)The obligations of each of the Company and the Subscriber with respect to the Closing are subject to the conditions that, on the Closing Date:

i.In the case of the Subscriber’s obligation to close, all representations and warranties of the Company and, in the case of the Company’s obligation to close, all representations of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by each of the Company and the Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date or such specified date, as applicable; and

ii.no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(b)The obligations of the Subscriber with respect to the Closing are subject to the additional conditions that, on the Closing Date:

i.the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

ii.no events have shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

iii.from the date hereof to the Closing Date, trading in Class A Common Stock shall not have been suspended by the Securities and Exchange Commission (the “SEC”) or the Nasdaq Global Market (“Nasdaq”) and, to the Company’s knowledge, no proceedings shall have been initiated or threatened for such purpose;

iv.the Company shall have submitted to Nasdaq a Listing of Additional Shares notification form with respect to the Shares;

v.there shall have been no amendment, waiver or modification to the Other Subscription Agreements that benefits the Other Subscribers thereunder unless the Subscriber has been offered the same benefits; and

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vi.the Company and the Subscriber, as applicable, shall have delivered, or caused to be delivered, to the relevant party the closing deliveries specified below:

(A)	at the Closing, the Company and the Investor shall have each duly executed and delivered the Registration Rights Agreement (as defined herein); and

(B)

at the Closing, the Company shall deliver a certificate, executed by its President or Chief Executive Officer on the Company’s behalf, to the effect that, as of the Closing, the conditions specified in Sections 4(a)(i), 4(b)(i), and 4(b)(ii) have been satisfied.

5.Disclosure Access. The Subscriber acknowledges that it has been provided access to a copy of, or is able to access via the SEC’s EDGAR system, any filings the Company has made with the SEC since January 1, 2020 (including the Company’s historical audited financial statements for the twelve months ended December 31, 2020 and 2019 (the “Annual Financial Statements”) contained within the Company’s annual report on Form 10-K filed on March 30, 2021) (such annual report on Form 10-K together with the other filings the Company has made with the SEC since January 1, 2020, the “SEC Filings”). The Subscriber understands and agrees that each of the SEC Filings and Annual Financial Statements speak only as of its respective date and that the Company has no obligation to update any information contained in any SEC Filing or the Annual Financial Statements.

6.Further Assurances. At the Closing, Company and the Subscriber shall execute and deliver such additional documents and take such additional actions as the Company and the Subscriber reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

7.Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b)The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation, Bylaws or under the laws of the State of Delaware. No shareholder approval with respect to the issuance of the Shares is required.

(c)This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

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(d)The execution and delivery of, and the Company’s performance of its obligations under, this Subscription Agreement including the issuance and sale of the Shares in respect thereof and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, (ii) the provisions of the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, or (iv) the rules and regulations of Nasdaq; that, in the case of the foregoing clauses (i) or (iii), would have a Material Adverse Effect on the Company. As used herein with respect to any person, “Material Adverse Effect” shall mean any fact, circumstance, occurrence, change or event that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, properties, general affairs, management, financial condition, shareholders’ equity or results of operations of such person or, solely in the case of the Company, on the validity of the Shares or the legal authority or ability of the Company to comply with the terms of this Subscription Agreement.

(e)The Class A Common Stock is currently listed on Nasdaq under the trading symbol “RADI”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC seeking to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the Closing Date, the issued and outstanding shares of Class A Common Stock, including the Shares, will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

(f)The Class A Common Stock is eligible for clearing through The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Common Stock. The Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(g)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 8, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

(h)There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the shares of Class A Common Stock pursuant to the Other Subscription Agreements that have not been or will not be validly waived on or prior to the Closing Date.

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(i)As of the date hereof, the authorized capital stock of the Company consists of 1,992,986,033 shares of capital stock, consisting of three classes as follows: (i) 1,590,000,000 shares of Class A Common Stock; (ii) 200,000,000 shares of Class B common stock, par value $0.0001 per share; and (iii) 202,986,033 shares of preferred stock, par value $0.0001 per share, of which (A) 1,600,000 are designated as “Series A Founder Preferred Stock”, and (B) 1,386,033 are designated as “Series B Founder Preferred Stock”. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable under applicable laws and were not issued in violation of any preemptive rights.

(j)As of the date hereof, the Company has issued 50,025,000 warrants exercisable for up to 16,675,000 shares of Class A Common Stock, and has outstanding options to purchase 3,323,900 shares of Class A Common Stock and 95,292 outstanding restricted shares of Class A Common Stock on the terms and conditions set forth in the applicable agreements.

(k)Other than with respect to the placement agent agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”), the Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the Transaction for which the Subscriber could become liable.

(l)Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (with the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares. The Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(m)The businesses of the Company and its subsidiaries are in compliance with all applicable laws and governmental orders, applicable to such businesses, except for failures to comply with that would not reasonably be expected to, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries have all permits, licenses, authorizations, consents, orders and approvals (“Permits”) of, and have made all filings, applications and registrations with, any governmental authority that are required in order to carry on their businesses as presently conducted, except where the failure to have such Permits or the failure to make such filings, applications and registrations would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole.

(n)None of the Company or its subsidiaries or affiliates, or to the knowledge of the Company, any of its officers, directors, agents or employees (acting in their capacity as such) has, directly or indirectly, taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or any similar anti-corruption or anti-bribery law applicable to the Company or any of its subsidiaries in any jurisdiction other than the United States (collectively, the “Anti-Bribery Laws”) or, in violation of the Anti-Bribery Laws since February 10, 2020. None of the Company or its subsidiaries and affiliates, or to the knowledge of the Company, any of its officers, directors, agents or employees (acting in their capacity as such) has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly or (iii) made, offered or authorized any

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unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment relating to political activity or to any foreign or domestic government officials or employees, whether directly or indirectly. The operations of the Company and its subsidiaries and affiliates are, and since February 10, 2020 have been, conducted in compliance with all anti-money laundering laws, rules, regulations and guidelines (collectively “Money Laundering Laws”) and no investigation, action, suit or proceeding before any governmental authority involving the Company or any of its subsidiaries or affiliates with respect to Anti-Bribery Laws or Money Laundering Laws is pending, or to the knowledge of the Company, is threatened. The Company and its subsidiaries and affiliates are, and since February 10, 2020 have been, in compliance in all material respects with, and has not been penalized for, or under investigation by a governmental authority with respect to, and, to the knowledge of the Company, has not been threatened to be charged with or given notice of any violation of, any applicable laws related to export control or laws related to sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or any other relevant governmental authority (collectively, “Sanctions Laws”). Since February 10, 2020, the Company and its subsidiaries and affiliates and, to the knowledge of the Company, its officers, directors, agents or employees (acting in their capacity as such) have conducted their businesses in compliance with Sanctions Laws.

(o)Since February 10, 2020 until the date hereof and to the Closing Date, there has not been any Material Adverse Effect on the Company, together with its subsidiaries and taken as a whole.

(p)Each subsidiary of the Company has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization, has all power and authority to own, lease or operate its property and to conduct its business and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be material to the Company and its subsidiaries, taken as a whole.

(q)None of the SEC Filings contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC through the date hereof. There are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Filings.

(r)The Investor has been provided a draft copy of the Company’s financial statements to be filed in its quarterly report on Form 10-Q for the quarter ended March 31, 2021 (together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of its operations and its cash flows for the periods shown and have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X).

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(s)The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to (I) ensure that material information relating to the Company and its subsidiaries is made known to its principal executive officer and principal financial officer and (II) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes. Neither the Company nor, to the Company’s knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(t)There is no action, suit, investigation, inquiry or legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party which if determined adversely to the Company or any of its subsidiaries would be material to the Company and its subsidiaries, taken as a whole or which would materially and adversely affect the consummation of the Transaction or the performance by the Company of its obligations hereunder or thereunder; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(u)Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act.

(v)The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Subscriber.

(w)The Company has not entered into any Other Subscription Agreement, side letter or other agreement with any Other Subscriber, in connection with such Other Subscriber’s direct or indirect investment in the Company pursuant to the Other Subscription Agreements, other than the Other Subscription Agreements. The Other Subscription Agreements reflect the same Per Share Price as this Subscription Agreement and do not include terms or conditions that are more advantageous to any Other Subscriber than the terms of this Subscription Agreement. The Company and its affiliates shall not release any Other Subscriber under any Other Subscription Agreement from any of its obligations thereunder unless it offers a similar release to the Subscriber with respect to any similar obligations it has hereunder.

(x)No “bad actor” disqualifying event described in Rule 5061(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

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(y)The Company is not, and immediately after receipt of payment for the Shares and the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 7(z), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(aa)The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(bb)The Company and each of its subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has requested extensions thereof, except for cases in which the failure to file would not reasonably be expected to have a Material Adverse Effect on the Company, and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and except for cases in which the failure to pay would not reasonably be expected to have a Material Adverse Effect on the Company, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply as required by generally accepted accounting principles in the United States. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its subsidiaries know of no basis for any such claim, except as currently being contested in good faith.

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(cc)The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Investor as a result of the transactions contemplated by this Subscription Agreement, including, without limitation, the Company’s issuance of the Shares and the Investor’s ownership of the Shares. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Class A Common Stock or a change in control of the Company or any of its subsidiaries which is or could become applicable to the Investor as a result of the transactions contemplated by this Subscription Agreement.

(dd)The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries and except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries except that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

(ee)Neither the Company nor any of its subsidiaries is a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ff)The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, or (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound, except, in the case of clause (ii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(gg)The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Subscriber.

8.Investor Representations and Warranties.The Investor represents and warrants to the Company that:

(a)The Investor is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and an “institutional account” as defined in Financial Industry Regulatory Authority Rule 4512, and is not an entity formed for the specific purpose of acquiring the Shares.

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(b)The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) pursuant to offers and sales that qualify as “offshore transactions” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry notations representing the Shares shall contain the legend set forth in Section 13 herein (subject to the Company’s legend removal obligations therein). The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)The Investor will be acquiring the Shares for its own account, the account of its affiliates or for accounts over which it has investment authority and for investment purposes only, and will not be purchasing the Shares for subdivision, fractionalization or distribution (within the meaning of the Securities Act); the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Shares (or any portion thereof) in violation of the Securities Act; and the Investor has no present plans or intentions to enter into any such contract, undertaking or arrangement. Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Shares for any period of time.

(d)The Investor understands and agrees that the Investor is purchasing Shares directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(e)The Investor is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to the provisions of Title I of ERISA, but excluding plans maintained outside of the US that are described in Section 4(b)(4) of ERISA); (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the U.S. Internal Revenue Code, as amended (the “Code”), whether or not such plan, account or arrangement is subject to Section 4975 of the Code; (iii) an insurance company using general account assets, if such general account assets are deemed to include assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code; or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements that is subject to Title I of ERISA of Section 4975 of the Code. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or any applicable similar law.

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(f)The Investor has had an adequate opportunity to carefully read the Financial Statements and the SEC Filings. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary or advisable to verify the accuracy of the information contained or referred to in the Financial Statements or the SEC Filings or otherwise to make an investment decision with respect to the Shares.

(g)The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h)The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those summarized in the SEC Filings. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

(i)The Investor accepts the risk that any unaudited, interim and pro forma financial information that may be subsequently disclosed may present information that may be material to the Company’s business, operations and financial position and that may be materially different from the information on which the Investor is basing an investment decision and that such information may adversely affect the value of the Shares.

(j)Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(k)In making its decision to purchase the Shares, the Investor represents that it has relied solely upon the Financial Statements, the SEC Filings, those representations, warranties, covenants, and agreements included in the Subscription Agreement, and independent investigation made by the Investor and is not relying upon, and has not relied upon, any statement, representation or warranty made by Goldman Sachs, any of its affiliates or any of its or their control persons, officers, directors or employees in making the investment or decision to invest.

(l)The Investor understands and agrees that no governmental agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

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(m)The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(n)The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligations under this Subscription Agreement, and, if the Investor is not an individual, will not violate any provisions of the Investor’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(o)Neither the due diligence investigation conducted by the Investor in connection with making its decision to acquire the Shares nor any representations and warranties made by the Investor herein shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(p)The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) located, organized, or ordinarily resident in a jurisdiction that is the subject of comprehensive OFAC sanctions (currently, Cuba, Iran, North Korea, Syria, or Crimea). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the BSA/PATRIOT Act, to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Investor, and used to purchase the Shares, were legally derived. The Investor is, and since January 1, 2016 has been, in material compliance with all applicable laws, including the BSA/PATRIOT Act, other applicable anti-money laundering and anti-terrorist financing laws, the OFAC sanctions programs, and Anti-Bribery Laws. The Investor has not, and will not, take (or refrain from taking) any action that foreseeably would cause the Company or any of its subsidiaries and affiliates to be in violation of the BSA/PATRIOT Act, other applicable anti- money laundering and anti-terrorist financing laws, the OFAC sanctions programs, or Anti- Bribery Laws.

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(q)Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. The Investor, its affiliates, and its authorized representatives and advisors who are aware of the transactions contemplated hereby have maintained the confidentiality of all disclosures made to the Investor in connection with the transactions contemplated hereby (including the existence and terms of such transactions).

9.Registration of Shares. The Company agrees that, subject to the terms and conditions of a registration rights agreement to be entered into by and among the Investor, the Other Subscribers, and the Company in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), the Company will register the Shares purchased hereunder on a registration statement (which, if it qualifies, may be a “shelf” registration statement) to allow the resale of such Shares by the Investor. In connection with the Closing, the Investor and the Company each agree to enter into the Registration Rights Agreement.

10.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Company and the Subscriber shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) upon the mutual written agreement of Company and the Subscriber to terminate this Subscription Agreement, and (b) if any of the conditions to Closing set forth in Section 4 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the Transaction has not occurred prior to May 19, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the occurrence of any of the foregoing events, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the Company in connection herewith shall promptly (and in any event within one business day) following such event be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.

11.	Indemnification and Third-Party Claims.

(a)Each of the Company and the Subscriber (an “Indemnifying Party”) shall indemnify and hold each other and their respective directors, officers, employees, advisors, and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any claim (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Subscription Agreement or any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

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(b)If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third-Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Section 11, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) describing in reasonable detail the nature of the Third-Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Subscription Agreement. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 11, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c)Upon receipt of a Claim Notice with respect to a Third-Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party by notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third-Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceedings; provided, that any such settlement or compromise shall be permitted hereunder only with written consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed).

(d)If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third-Party Claim which the Indemnifying Party elects to contest, including the making of ant related counterclaim against the person asserting the Third-Party Claim or any cross complaint against any person. The Indemnifying Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third-Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third-Party Claim assumed by the Indemnifying Party pursuant to Section 11(c).

(e)In the event of a Third-Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the thirty days of Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party(such consent not to be unreasonably withheld or delayed).

(f)Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the Aggregate Subscription Amount.

12.Withholding. The Company shall be entitled to deduct and withhold taxes on all payments made, or deemed to be made, with respect to the Shares to the extent required by applicable law, provided that the Company shall provide reasonable advance notice to the Investor of any such deduction and withholding. The Investor shall deliver to the Company a duly executed IRS Form W-8 prior to the Closing Date (and at any time thereafter if such Form W-8 is no longer valid, or upon the Company’s reasonable request).

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13.Legend.

(a)The Shares shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE REASONABLE OPINION OF COUNSEL, IS AVAILABLE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT SECURED BY THE SECURITIES.”

(b)Subject to receipt from the Investor by the Company and Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) are subject to an effective registration statement wherein the Investor is named as a selling shareholder or (ii) have been sold or transferred pursuant to an effective registration statement or Rule 144 (such earliest date, the “Effective Date”), the Company shall, in accordance with the provisions of this Section 13 and within two trading days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book-entry Shares, (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Subscription Agreement. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 13, it will, within two trading days of the delivery by an Investor to the Company or the Transfer Agent of a certificate representing shares issued with a restrictive legend and receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, deliver or cause to be delivered to such Investor a certificate representing such Shares (or uncertificated interest therein) that is free from all restrictive and other legends. Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

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14.	Miscellaneous.

(a)Each of the Company and the Subscriber hereto irrevocably submits to the exclusive jurisdiction of the Federal and state courts in Delaware in respect of the interpretation and enforcement of the provisions of this Subscription Agreement and any related agreement or other document delivered in connection herewith and by this Subscription Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Subscription Agreement and any related agreement or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Subscription Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

(b)Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided, however, that the Subscriber may transfer or assign this Subscription Agreement or any rights, in whole or in part, that may accrue to the Subscriber hereunder (including the Shares acquired hereunder, if any) to one or more of its affiliates.

(c)The Company may request from the Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep confidential any such information provided by the Subscriber.

(d)The Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Subscriber shall notify the Company if they are no longer accurate in any respect). The Subscriber agrees that each purchase by the Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase or if any representations and warranties speak as of a specific date, as of such specified date. The Company acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify the Subscriber in writing if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Company shall notify the Subscriber if they are no longer accurate in any respect).

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(e)The Subscriber agrees that none of Goldman Sachs, any of its affiliates or any of its or their control persons, officers, directors or employees shall be liable to the Subscriber in connection with its purchase of the Shares.

(f)The Company and the Subscriber are entitled to rely upon this Subscription Agreement and, when requested pursuant to valid compulsory legal process, are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(g)All the agreements, representations and warranties made by the Company and the Subscriber in this Subscription Agreement shall survive the Closing.

(h)This Subscription Agreement may not be modified or waived except by an instrument in writing, signed by the party against whom enforcement of such modification or waiver is sought.

(i)This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Company and the Subscriber, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the Company and the Subscriber, and their respective successor and assigns.

(j)The obligations of each Subscriber and Other Subscriber under the Subscription Agreements are several and not joint, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Subscription Agreement. The decision of the Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(k)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the Company and the Subscriber and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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(l)If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(m)This Subscription Agreement may be executed and delivered by the Company and the Subscriber in one or more counterparts (including by facsimile or electronic mail or in .pdf (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) with the same effect as if the Company and the Subscriber had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. The Company and the Subscriber irrevocably and unreservedly agree that this Subscription Agreement may be executed and delivered by way of electronic signatures and agree that this Subscription Agreement, nor any part thereof, shall be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

(n)The Company and the Subscriber agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and the Subscriber shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(o)All references in this Subscription Agreement to “$” or “dollars” are to the lawful currency of the United States. The titles and subtitles used in this Subscription Agreement are used for convenience only and are not to be considered in construing or interpreting this Subscription Agreement. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

(p)THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(q)The Company shall, by 5:00 p.m., New York City time, on the first business day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue

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one or more broadly disseminated press releases or file with the SEC one or more reports (collectively, the “Disclosure Document”), to the extent not previously publicly disclosed, disclosing all material terms of the transactions contemplated by the Subscription Agreements and any other material, nonpublic information that the Company has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, the Investor shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, affiliates, employees or agents including, without limitation, Goldman Sachs, and upon the earlier of (i) the Disclosure Time and (ii) the issuance of the Disclosure Document, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, officers, directors, employees or agents, including, without limitation, Goldman Sachs, relating to the transactions contemplated by this Subscription Agreement. The Company understands and confirms that the Investor and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 14(q).

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor (as defined below) has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Date: June 11, 2021
Signature of Investor:

Name of Investor:	[INVESTOR ENTITY]

(Please print, Please indicate name and capacity of person signing above)

Name in which Shares are to be registered (if different)

Email Address:

Investor’s EIN:

Business Address-Street:

City, State, Zip/Postal Code:

Country:

Attn:

Telephone No.:

Facsimile No.:

[Continues on Next Page]

[Signature Page to Subscription Agreement]

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Number of Shares subscribed for:

Aggregate Subscription Amount:

[Signature Page to Subscription Agreement]

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IN WITNESS WHEREOF, Radius Global Infrastructure, Inc. has accepted this Subscription Agreement as of the date set forth below.

Date: June 11, 2021

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:
Name:	Scott G. Bruce
Title:	President

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EXHIBIT A

Registration Rights Agreement

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